As filed with the Securities and Exchange Commission on June 20, 2008.
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

Republic of Panama	98-0160660
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
Plaza 2000 Building
50th Street, 8th Floor
P.O. Box 0816-01098
Panama, Republic of Panama
(Address, including zip code, of registrant’s principal executive offices)

Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan
(Full title of the plan)

Robert R. Harl
President and Chief Executive Officer
Willbros Group, Inc.
c/o Willbros USA, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, TX 77027
(713) 403-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Robert J. Melgaard, Esq.
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8548 (Facsimile)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)(2)	per share(3)	offering price(3)	registration fee

Common Stock, $.05 par value (2)	200,000	$44.66	$8,932,000	$351.03
Preferred Share Purchase Rights (2)	200,000	N/A (2)	N/A (2)	N/A (2)

(1)	The shares of Common Stock being registered consist of 200,000 additional shares that may be issued under the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan (the “2006 Director Plan”). In addition, this Registration Statement shall cover any additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 2006 Director Plan.

(2)	Each share of Common Stock registered hereunder includes a Preferred Share Purchase Right pursuant to the registrant’s Rights Agreement dated April 1, 1999, with Mellon Investor Services, LLC, as Rights Agent.

(3)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of $44.66 per share, the average of the high and low sales prices for the Common Stock as reported on the New York Stock Exchange on June 13, 2008.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Opinion of Arias, Fabrega & Fabrega
Consent of Grant Thornton LLP
Consent of GLO CPAs, LLLP

INCORPORATION OF PRIOR
REGISTRATION STATEMENT BY REFERENCE
     This Registration Statement relates to the registration of additional shares of Common Stock of the registrant to be issued pursuant to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as amended (the “2006 Director Plan”). The additional shares relate to the amendment to the 2006 Director Plan approved by the stockholders of the registrant at the Annual Meeting of Stockholders on May 29, 2008, to increase the number of shares of Common Stock available for issuance under the 2006 Director Plan from 50,000 shares to 250,000 shares. The contents of the registrant’s Registration Statement on Form S-8, Registration No. 333-139353 filed with the Securities and Exchange Commission on December 14, 2006, relating to the 2006 Director Plan is hereby incorporated by reference in this Registration Statement, except as amended hereby, pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Willbros Group, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;
     (3) Current Reports on Form 8-K filed with the Commission on January 22, 2008, February 14, 2008, March 26, 2008, May 15, 2008, and June 3, 2008;
     (4) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated July 19, 1996, and including any amendment or report heretofore or hereafter filed for the purpose of updating such description; and
     (5) The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A, dated April 9, 1999, and including any amendment or report heretofore or hereafter filed for the purpose of updating such description.
          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

5*	Opinion of Arias, Fabrega & Fabrega.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of GLO CPAs, LLLP.

23.3*	Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).

24*	Power of Attorney (included on page II-2 of this Registration Statement).

*	Filed herewith.

II-1

SIGNATURES
          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 20th day of June, 2008.

WILLBROS GROUP, INC.
By:	/s/ Robert R. Harl
Robert R. Harl
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert R. Harl, Van A. Welch and John T. Dalton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John T. McNabb, II John T. McNabb, II	Director and Chairman of the Board	June 20, 2008

/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer and Authorized Representative in the United States)	June 20, 2008

/s/ Van A. Welch Van A. Welch	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	June 20, 2008

Michael J. Bayer	Director

/s/ William B. Berry William B. Berry	Director	June 20, 2008

/s/ Arlo B. DeKraai Arlo B. DeKraai	Director	June 20, 2008

/s/ Gerald J. Maier Gerald J. Maier	Director	June 20, 2008

/s/ Robert L. Sluder Robert L. Sluder	Director	June 20, 2008

/s/ James B. Taylor, Jr. James B. Taylor, Jr.	Director	June 20, 2008

/s/ S. Miller Williams S. Miller Williams	Director	June 20, 2008

II-2

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

5*	Opinion of Arias, Fabrega & Fabrega.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of GLO CPAs, LLLP.

23.3*	Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).

24*	Power of Attorney (included on page II-2 of this Registration Statement).

*	Filed herewith.